Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Inter Parfums, Inc. and subsidiaries and Subsidiaries for the year ended December 31, 2022 of our reports dated February 28, 2023 included in its Registration Statements on Form S-8 (No. 333-136988 and No. 333-216705) dated February 28, 2023 relating to the consolidated financial statements and consolidated financial statement schedules and internal controls for the three years ended 2022 listed in Item 15(a)(2).

/s/ Mazars USA LLP

New York, New York

February 28, 2023